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                                                                         EX-23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into Sunterra Corporation's (formerly Signature Resorts, Inc.) previously filed Registration Statement File No. 333-63621, Registration Statement File No. 333-47215, Registration Statement File No. 333-46511, Registration Statement File No. 333-15361 and Registration Statement File No. 333-30285.


                                     Arthur Andersen LLP


March 30, 2000,
   Orlando, Florida